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                                                                    Exhibit 16.1
                                                                    ------------


June 28, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated June 28, 2002 of Benthos, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP

cc: Mr. Frank Dunne, Chief Financial Officer and Treasurer, Benthos, Inc.